UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Boston Place, Suite 2100
Boston, MA 02108-4406

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 29, 2007

The 2007 Annual Meeting of Shareholders of Boston Capital Real Estate Investment Trust, Inc. ("Boston Capital REIT" or the "Company") will be held at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA 02109, at 3:00 p.m., local time, on May 29, 2007, for the following purposes:

1. To elect five directors to serve until the 2008 Annual Meeting of Shareholders;

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2007; and

3. To conduct such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on April 5, 2007 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. Only record holders of common stock at the close of business on the Record Date are entitled to notice of and to vote at the annual meeting.

For further information regarding the matters to be acted upon at the annual meeting, we encourage you to carefully read the accompanying proxy statement.

Your vote is important. Whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the meeting. We encourage you to vote your shares as soon as possible by one of five convenient methods:

1. By calling the toll-free telephone number listed on the proxy card; or

2. By signing, dating and faxing your proxy card to the number listed on the proxy card; or

3. By accessing the Internet website listed on the proxy card; or

4. By signing, dating and returning the proxy card in the postage-paid envelope provided; or

5. By attending the annual meeting and voting in person.

If you do not plan to attend the annual meeting and vote in person, your vote must be received by May 29, 2007 at 7:00 a.m. Eastern Time.

Instructions for using these convenient services are provided on the enclosed proxy card and in the attached proxy statement. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors' recommendations as set forth in the accompanying proxy statement. Any proxy may be revoked at any time prior to its exercise at the annual meeting.

You are cordially invited to attend the annual meeting. Your vote is important.

By Order of the Board of Directors

Marc N. Teal
Secretary

Boston, Massachusetts
April 19, 2007

Important

Please note that due to security procedures, you will be required to show a form of picture identification to gain access to the offices of Goodwin Procter LLP. Please contact Boston Capital REIT Investor Services at (800) 955-2733 if you plan to attend the annual meeting.

PROXY STATEMENT
TABLE OF CONTENTS

Introduction	1

Information About the Meeting and Voting	1

Proposal 1: Election of Directors	5

Board Governance and Committees	9

Board of Directors	9

Audit Committee	9

Nominating and Corporate Governance Committee	10

Real Estate Committee	11

Compensation Committee	12

Director Independence	12

Compensation Committee Interlocks and Insider Participation	13

Communication with our Directors	13

Business Code of Conduct	13

Executive Officers	14

Compensation of Directors and Executive Officers	16

Independent Director Stock Option Plan	17

Equity Compensation Plan Information	18

Principal Stockholders	19

Section 16(a) Beneficial Ownership Reporting Compliance	20

Compensation Discussion and Analysis	20

Compensation Committee Report	20

Certain Relationships and Related Transactions	21

Audit Committee Report	23

Independent Registered Public Accounting Firm	24

Fees	24

Pre-approval Policies and Procedures	24

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	25

Other Matters Presented for Action at the 2007 Annual Meeting	25

Shareholder Proposals for the 2008 Annual Meeting	26

Other Matters	27

Form 10-K Report	27

Appendix A: Audit Committee Charter	A-1

Appendix B: Director Independence Standards	B-1

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BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
ONE BOSTON PLACE, SUITE 2100
BOSTON, MASSACHUSETTS 02108-4406

PROXY STATEMENT

INTRODUCTION

The accompanying proxy, mailed together with this proxy statement and our 2006 Annual Report to Shareholders, is solicited by and on behalf of the Board of Directors of Boston Capital Real Estate Investment Trust, Inc. ("Boston Capital REIT" or the "Company") for use at the 2007 Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournment or postponement thereof. References in this proxy statement to "we," "us," "our" or like terms also refer to the Company. The mailing address of our principal executive offices is One Boston Place, Suite 2100, Boston, Massachusetts 02108. This proxy statement, the accompanying proxy and our 2006 Annual Report to Shareholders are first being mailed to our shareholders on or about April 19, 2007.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the annual meeting and where will it be held?

Our Annual Meeting will be held on May 29, 2007, at 3:00 p.m., local time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA 02109.

What will I be voting on at the meeting?

At the Annual Meeting, action will be taken upon the following matters:

PROPOSAL 1:

•  Election of Directors. You will be asked to elect five directors to serve until the 2008 Annual Meeting of Shareholders.

PROPOSAL 2:

•  Ratification of the Appointment of Ernst & Young LLP. You will also be asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2007.

•  Other Business. In addition, you will be asked to conduct such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Our Board of Directors does not know of any matters that may be acted upon at the Annual Meeting other than the matters set forth in Proposals 1 and 2 listed above.

Who can vote at the meeting?

The record date for the determination of holders of our common shares entitled to notice of and to vote at the Annual Meeting, or any adjournment or postponement thereof, is the close of business on April 5, 2007 (the "Record Date"). As of the Record Date, approximately 5,254,869 of our common shares were issued and outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share has one vote on each matter considered at the meeting, or any postponement or adjournment thereof. The enclosed proxy card shows the number of common shares you are entitled to vote.

How can I vote?

You may vote in person at the Annual Meeting or by proxy. Shareholders should choose one of the following four options for submitting their votes by proxy:

•  via the Internet at http://www.acssecurities.com/bc/reit/proxy/; or

•  by telephone, by calling toll free (877) 457-4260; or

•  by fax, by signing, dating and faxing your proxy card to (214) 887-7411; or

•  by mail, by completing, signing, dating and returning your proxy in the enclosed postage-paid envelope.

For those shareholders with Internet access, we encourage you to vote via the Internet, which is a convenient means of voting that also provides cost savings to us. In addition, when you vote via the Internet or by telephone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, consequently, not be counted. For further instructions on voting, see your proxy card enclosed with this proxy statement.

You may also vote your shares at the Annual Meeting. If you attend the Annual Meeting, you may submit your vote in person, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded by the vote that you cast at the Annual Meeting.

How will proxies be voted?

Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the instructions given. If the enclosed proxy card is signed and returned without any instructions, the shares will be voted "FOR" the re-election of the nominees for director named in the proxy and

"FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2007.

The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of 2007 Annual Meeting of Shareholders. However, if other matters requiring the vote of our shareholders come before the Annual Meeting, it is the intention of the persons named on the accompanying form of proxy to vote your shares in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy (either in the mail, or by the telephone or Internet), by attending the Annual Meeting and voting in person or by written notice to us addressed to: Boston Capital Real Estate Investment Trust, Inc., c/o ACS Securities Services, Inc., Transfer Agent for Boston Capital, 3988 N. Central Expressway, Bldg. 5, 6th Floor, Dallas TX, 75204. No written revocation will be effective, however, unless and until it is received by us at or prior to the Annual Meeting.

What if I return my proxy card but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by our Board of Directors.

What are the Board's recommendations?

Our Board of Directors recommends that you vote "FOR" Proposals 1 and 2.

What vote is required to approve each proposal?

Proposal 1: Election of Directors: There is no cumulative voting in the election of our directors. A majority of votes cast at the Annual Meeting and entitled to vote thereon will be required to re-elect each of the five directors nominated for re-election. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact on the vote.

Proposal 2: Ratification of Appointment of Ernst & Young LLP for 2007: A majority of votes cast at the Annual Meeting and entitled to vote thereon will be required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2007. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact on the vote.

What constitutes a "quorum"?

The presence at the meeting, in person or represented by proxy, of the holders of 50% of the shares of our common stock entitled to vote at the Annual Meeting constitutes a quorum. In order to transact business at the Annual Meeting, we must have a quorum present. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum but will not be counted as votes cast. A broker "non-vote" refers to shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter.

Will you incur expenses soliciting proxies?

We will bear all costs associated with soliciting proxies for the Annual Meeting. Solicitations may be made on behalf of our Board of Directors by mail, personal interview, telephone or other electronic means by our officers and other employees of Boston Capital REIT Advisors, LLC (our "Advisor"), who will receive no additional compensation. We have retained ACS Securities Services, Inc. ("ACS') to aid in the solicitation of proxies. We will pay ACS a fee of approximately $3,050, in addition to reimbursement of its out-of-pocket expenses.

How do I submit a shareholder proposal for next year's annual meeting, and what is the deadline for submitting a proposal?

In order for a shareholder proposal to be properly submitted for presentation at our 2008 Annual Meeting of Shareholders, we must receive written notice of the proposal at our executive offices during the period beginning on February 29, 2008 and ending on March 30, 2008. If you wish to present a proposal for inclusion in the proxy material for the 2008 Annual Meeting of Shareholders, we must receive written notice of your proposal at our executive offices no later than December 21, 2007. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: Boston Capital Real Estate Investment Trust, Inc., One Boston Place, Suite 2100 Boston, Massachusetts 02108-4406, Attention: Secretary. For additional information, see the section in this proxy statement captioned "Shareholder Proposals for the 2008 Annual Meeting of Shareholders."

How do I receive extra copies of the Company's proxy statement or annual report?

If you wish to request extra copies of our proxy statement or annual report, please contact Boston Capital REIT Investor Services at (800) 955-2733.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board of Directors currently consists of five members, three of whom (Philip S. Cottone, Nicholas L. Iacuzio and Kevin C. Phelan) have been determined by our Board of Directors to be "independent" as that term is defined under our articles of incorporation, the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association (the "NASAA Guidelines"), and the corporate governance rules of the SEC and the New York Stock Exchange ("NYSE") See "Director Independence" below for a discussion concerning the independence criteria used by our Board of Directors. Mr. Cottone currently serves in the role of lead independent director. Our independent directors meet in regular executive sessions outside the presence of management, and Mr. Cottone presides over such executive sessions.

Our Board of Directors, at the recommendation of the Nominating and Corporate Governance Committee, has proposed the following nominees for re-election as directors to serve for a term ending at the 2008 Annual Meeting of Shareholders: Philip S. Cottone, Nicholas L. Iacuzio, Kevin C. Phelan, John P. Manning and Jeffrey H. Goldstein. Each nominee currently serves as a director and, if reelected as a director, will serve until the 2008 Annual Meeting of Shareholders. The proxy holders named on the proxy card intend to vote for the election of the five nominees listed below. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are voting by telephone or the Internet, follow the instructions provided when you vote. Directors will be elected by a majority of the votes cast and entitled to vote thereon. Any shares not voted, whether by abstention, broker non-vote, or otherwise, will have no impact on the vote.

If, at the time of the meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Nominating and Corporate Governance Committee. No proxy will be voted for a greater number of persons than the number of nominees described in this proxy statement. There are no family relationships between any director and executive officer of the Company or its subsidiaries.

Our Board of Directors unanimously recommends a vote "FOR" each of the following nominees.

Name	Age	Date First Elected to the Board	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
Philip S. Cottone	67	August 28, 2003	Mr. Cottone is President of Property Trust Advisory Corporation, a real estate investment and advisory company located in Devon, PA and a Vice President of Universal Field Services, a Tulsa, OK, right of way contract services firm. He has been active in real estate investment, development and syndication nationwide since 1983. He is a director of Government Properties Trust, (NYSE:GPT); of a subsidiary of Universal; and of RC Company, Inc., a Paoli, PA, general contractor. He was General Counsel and a member of the Executive Committee of the International Right of Way Association from 1976 to 1983, and 1998 to 2002, and a trustee and Treasurer of the Right of Way International Education Foundation from 1983 to 1998. Mr. Cottone is a Counselor of Real Estate (CRE) and was the 2004 national Chair. He was 1988 President of the Real Estate & Syndication Institute (RESSI). Mr. Cottone was Vice Chair of the Board of Governors of the NASD in 1993, Chair of the NASD National Business Conduct Committee in 1992 and Chair of the National Arbitration & Mediation Committee from 1995 to 1998. He serves as a mediator for the NASD, NYSE, and The Counselors of Real Estate. By invitation he has testified before the House, Senate and administrative agencies of the federal government on real estate securities, and he was a lecturer on the subject of real estate securities on the faculty of the Real Estate Institute of New York University. Mr. Cottone received an AB from Columbia College, an LLB from New York University School of Law and is a retired member of the New York bar.

Name	Age	Date First Elected to the Board	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
Kevin C. Phelan	62	May 10, 2005	Mr. Phelan is Executive Vice President of the Executive Committee, and Director and Partner of Meredith & Grew ("M&G"), a full service real estate firm. Mr. Phelan joined M&G in 1978 and established the Finance and Capital Markets Group. Under Mr. Phelan's direction, the capital markets group has become the second largest in the New England region. The department services $1 billion in loans and acts as correspondent for approximately thirteen financial institutions and produces in excess of $500 million in real estate loans annually. The Finance and Capital Markets Group is headquartered in Boston, Massachusetts. Prior to joining M&G, Mr. Phelan was a Vice President at State Street Bank & Trust Co., where he was responsible for commercial lending. He was instrumental in the restructuring and repositioning of a 750,000 square foot project known as State Street South. Mr. Phelan holds many Directorships and served on Correspondent Advisory Councils for AEGON U.S.A Realty Advisors, Inc. and Nationwide Life. He graduated from Providence College and received his MBA from Boston College.

Nicholas L. Iacuzio	67	May 10, 2005	Mr. Iacuzio maintains a real estate consulting practice specializing in housing and real estate syndications. Previously, he was the Chief Financial Officer of H2O Applied Technologies and H2O Capital Partners. In 2000, Mr. Iacuzio retired as a partner from the firm of PricewaterhouseCoopers (previously Coopers & Lybrand) where he led the Boston office real estate practice. At PricewaterhouseCoopers, Mr. Iacuzio was involved in the formation and audit of various real estate investment trusts and assisted in many real estate syndications. He also was a member of the firm's real estate investment trust advisory group. Prior to joining Coopers & Lybrand in 1990, he headed the Boston office Accounting and Auditing Department of Laventhol & Horwath a national audit firm where he was a partner for 20 years. Mr. Iacuzio currently serves on the Executive committee of Reagle Players, Inc. a community theatre group in Waltham, MA and serves on the finance committee of Eliot Church in Newton, Massachusetts. He graduated from Bentley School of Accounting and Finance in 1960.

Name	Age	Date First Elected to the Board	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
John P. Manning	59	May 2, 2003	Mr. Manning is co-founder and Chairman and Chief Executive Officer of Boston Capital REIT, and since 1974 has been the President and Chief Executive Officer of Boston Capital Corporation, the general partner of Boston Capital Holdings Limited Partnership ("Boston Capital") which owns 100% of our Advisor and 66 2/3% of the dealer-manager. As founding CEO of Boston Capital Corporation, Mr. Manning's primary responsibilities include strategic planning, business development and the continued oversight of new opportunities. In addition to his responsibilities at Boston Capital, Mr. Manning is a proactive leader in the multifamily real estate industry. He served in 1989 as a member of the Mitchell-Danforth Task Force, which reviewed and suggested reforms to the Low Income Housing Tax Credit program. He was the founding President of the Affordable Housing Tax Credit Coalition and is a former member of the board of the National Leased Housing Association. From 1992-1993 he served as a member of the Massachusetts Housing Policy Committee as an appointee of the Governor of Massachusetts. In addition, Mr. Manning has testified before the U.S. House Ways and Means Committee and the U.S. Senate Finance Committee on the critical role of the private sector in the success of the Low Income Housing Tax Credit. In 1994, President Clinton appointed him to the President's Advisory Committee on the Arts at the John F. Kennedy Center for the Performing Arts. In 1998, President Clinton appointed Mr. Manning to the President's Export Council, the premier committee comprised of major corporate CEOs that advise the President in matters of foreign trade and commerce. In 2003, Mr. Manning was appointed by Boston Mayor Tom Menino to the Mayor's Advisory Panel on Housing. Mr. Manning sits on the Board of Directors of the John F. Kennedy Presidential Library in Boston, where he serves as Chairman of the Distinguished Visitors Program. He also serves on the Board of Directors of the Beth Israel Deaconess Medical Center in Boston. In 2007, Mr. Manning officially became a member of the Board of Directors of Liberty Mutual Group, a Fortune 500 corporation. Mr. Manning is a graduate of Boston College.

Name	Age	Date First Elected to the Board	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
Jeffrey H. Goldstein	45	May 2, 2003	Mr. Goldstein is President and Chief Operating Officer and has been Director of Real Estate of Boston Capital Corporation since 1996. He directs Boston Capital Corporation's comprehensive real estate services, which include all aspects of origination, underwriting, due diligence and acquisition. As COO, Mr. Goldstein is responsible for the financial, accounting and operational areas of Boston Capital Corporation and assists in the design and implementation of business development and strategic planning objectives. Mr. Goldstein previously served as the Director of the Asset Management division as well as the head of the dispositions and troubled assets group. Utilizing his 20 years experience in the real estate syndication and development industry, Mr. Goldstein has been instrumental in the diversification and expansion of Boston Capital Corporation's businesses. Prior to joining Boston Capital in 1990, Mr. Goldstein was Manager of Finance for A.J. Lane & Co., where he was responsible for placing debt on all new construction projects and debt structure for existing apartment properties. Prior to that, he served as Manager for Homeowner Financial Services, a financial consulting firm for residential and commercial properties, and worked as an analyst responsible for budgeting and forecasting for the New York City Council Finance Division. He graduated from the University of Colorado and received his MBA from Northeastern University.

BOARD GOVERNANCE AND COMMITTEES

Meetings of our Board of Directors and Committees

Board of Directors. During 2006, our Board of Directors held five meetings. Each of our directors attended at least 75 percent of the meetings held during 2006 by our Board and at least 75 percent of the meetings held by Board committees on which each director served. Our directors are strongly encouraged to attend the Annual Meeting; however, we do not have a formal policy with respect to attendance at the Annual Meeting. Our Board of Directors has four standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, the Real Estate Committee and the Compensation Committee.

Audit Committee. The Audit Committee is comprised of Messrs. Cottone, Phelan, and Iacuzio. Mr. Iacuzio is its chairman. The purposes of the Audit Committee are to, among other things:

•  oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements;

•  take appropriate action to oversee the qualifications, independence and performance of the Company's independent auditors; and

•  prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

Our Board of Directors has determined that all three members of the Audit Committee are "independent" under our articles of incorporation, the rules and regulations of the SEC, the NASAA Guidelines and in accordance with the applicable listing standards of the NYSE. Our Board of Directors has also determined that Mr. Iacuzio qualifies as an "audit committee financial expert" as defined under applicable SEC rules. During 2006, the Audit Committee held seven meetings. All three members of the Audit Committee attended each meeting. The Audit Committee has adopted a charter, a copy of which is attached hereto as Appendix A and can also be obtained on the REIT Resources section of our website at www.bostoncapital.com or by written request to Boston Capital REIT Investor Services, Boston Capital Real Estate Investment Trust, Inc., One Boston Place, Suite 2100, Boston MA 02108. The Audit Committee's report for the fiscal year ended December 31, 2006 is presented below under the heading "Audit Committee Report."

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is comprised of Messrs. Cottone, Iacuzio and Phelan. Mr. Cottone is its chairman. The purposes of the Nominating and Corporate Governance Committee are to, among other things:

•  identify individuals qualified to become members of our Board of Directors and to recommend to our Board of Directors proposed nominees for Board membership;

•  recommend committee assignments for directors to our full Board;

•  lead our Board of Directors in its annual review of our Board's performance;

•  develop and recommend appropriate corporate governance policies and procedures to our Board of Directors; and

•  make recommendations to our Board of Directors on the orientation, training and education of Board members for their roles on our Board.

When considering a potential candidate for membership on our Board of Directors, the Nominating and Corporate Governance Committee will consider any criteria it deems appropriate, including, among other things, the experience and qualifications of any particular candidate as well as such candidate's past or anticipated contributions to our Board and its committees. At a minimum, each nominee is expected to have high personal and professional integrity and demonstrated ability and judgment, and to be effective, with the other directors, in collectively serving the long-term interests of our shareholders. In addition to the minimum qualifications set forth for each nominee above, when considering potential candidates for our Board of Directors, the Nominating and Corporate Governance Committee seeks to ensure that our Board of Directors is comprised of a majority of independent directors. The Nominating and Corporate Governance Committee may also consider any other standards that it deems appropriate, including whether a potential candidate has direct experience in the real estate industry. Moreover, as required by our articles of incorporation, our directors must have at least three years of relevant experience required to successfully acquire and manage the type of assets we acquire and manage, and at least one of our independent directors must have at least three years of relevant real estate experience. If our Board of Directors determines to seek additional directors for nomination, the Nominating and Corporate Governance Committee considers whether it is advisable to retain a third-party search firm to identify candidates. During 2006, we paid no fees to third-parties to assist in identifying or evaluating potential nominees.

In practice, the Nominating and Corporate Governance Committee generally will evaluate and consider all candidates recommended by our directors, officers and shareholders. The Nominating and Corporate Governance Committee intends to consider timely shareholder recommendations of directors using the same criteria as potential nominees recommended by the members of the Nominating and Corporate Governance Committee or others. See "Shareholder Proposals for the 2008 Annual Meeting" below for more information concerning shareholder recommendations of directors.

Our Board of Directors has determined that all three members of the Nominating and Corporate Governance Committee are "independent" under our articles of incorporation, the rules and regulations of the SEC, the NASAA Guidelines and in accordance with the applicable listing standards of the NYSE. During 2006, the Nominating and Corporate Governance Committee held three meetings. All three members of the Nominating and Corporate Governance Committee attended each meeting. The Nominating and Corporate Governance Committee has adopted a charter, a copy of which can be obtained on the REIT Resources section of our website at www.bostoncapital.com or by written request to Boston Capital REIT Investor Services, Boston Capital Real Estate Investment Trust, Inc., One Boston Place, Suite 2100, Boston MA 02108.

Real Estate Committee. Our Board of Directors recently established the Real Estate Committee. The Real Estate Committee is comprised of Messrs. Cottone, Phelan and Goldstein. Mr. Goldstein is its chairman. No meetings of the Real Estate Committee were held during 2006. The purposes of the Real Estate Committee are to, among other things:

•  review the acquisition of each apartment community identified by our Advisor to be made by the Company to evaluate if such proposed acquisition is within the permitted investments of the Company as set forth in the Company's articles of incorporation;

•  review and approve or disapprove each permitted acquisition in accordance with the method of approval or disapproval adopted by the Board; and

•  annually review and evaluate the acquisition and property management policies and procedures of the Company and our Advisor and make appropriate recommendations for change.

Compensation Committee. The Compensation Committee is comprised of Messrs. Cottone, Phelan and Manning. Mr. Phelan is its chairman. The primary purpose of the Compensation Committee is to oversee our compensation programs, including our 2004 Equity Incentive Plan and our Independent Director Stock Option Plan. The committee reviews the compensation and benefits paid by us to our directors and, in the event we hire employees, the compensation paid to our executive officers as well as any employment, severance and termination agreements or arrangements made with any executive officer. Our Board of Directors has determined that that Messrs. Cottone and Phelan are "independent" under our articles of incorporation, the rules and regulations of the SEC, the NASAA Guidelines and in accordance with the applicable listing standards of the NYSE. During 2006, the Compensation Committee held four meetings. All three members of the committee attended each meeting. The Compensation Committee has adopted a charter, a copy of which copy can be obtained on the REIT Resources section of our website at www.bostoncapital.com or by written request to Boston Capital REIT Investor Services, Boston Capital Real Estate Investment Trust, Inc., One Boston Place, Suite 2100, Boston MA 02108.

Director Independence

We currently have five directors. Our articles of incorporation and bylaws provide that our Board of Directors may have no fewer than three and no more than fifteen directors, a majority of whom must be independent. Our Board of Directors has determined that three of our directors (Messrs. Cottone, Iacuzio and Phelan) are "independent" under our articles of incorporation, the rules and regulations promulgated by the SEC, the NASAA Guidelines, and the applicable listing standards of the NYSE. Although our shares are not listed on the NYSE, our Board applied the NYSE rules governing independence as part of its policy of ensuring the strength of our corporate governance practices. Please see Appendix B which describes certain independence standards used by our Board of Directors.

Compensation Committee Interlocks and Insider Participation

During 2006, the Compensation Committee consisted of Messrs. Cottone, Phelan and Manning. Messrs. Cottone and Phelan were determined to be "independent" by our Board of Directors. Mr. Manning serves as our Chief Executive Officer and as President of our Advisor. Mr. Manning also serves as a director of Boston Capital Securities, Inc., our dealer-manager ("Dealer-Manager") in connection with our initial public offering. Please see "Certain Relationships and Related Transactions" for a discussion of our relationship to our Advisor and our Dealer-Manager. During 2006, none of our executive officers:

•  served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee;

•  served as directors of another entity, one of whose executive officers served on the Compensation Committee; or

•  served as members of the compensation committee of another entity, one of whose executive officers served as one of our directors.

Communication with our Directors

Interested parties may communicate matters they wish to raise with the directors or the independent directors by sending a letter to Boston Capital Real Estate Investment Trust, Inc. at One Boston Place, Suite 2100, Boston, MA 02108, Attention: Secretary. The mailing envelope should contain clear notation indicating that the enclosed letter is a "Shareholder Board Communication" or "Shareholder-Director Communication." The letter should clearly state whether the intended recipients are all members of our Board or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Business Code of Conduct

Our Board of Directors has adopted a Business Code of Conduct, which is applicable to our directors and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions, whether acting in their capacities as our officers or in their capacities as officers of our Advisor or its general partner. The Business Code of Conduct covers topics including conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations. Our Business Code of Conduct is available, free of charge, on the REIT Resources section of our website at www.bostoncapital.com. You may also obtain a copy of this code by contacting Boston Capital REIT Investor Services at (800) 955-2733.

EXECUTIVE OFFICERS

Set forth below is certain biographical information for our executive officers who are not directors. Each executive officer has been elected to serve until the first meeting of our Board of Directors following the 2007 Annual Meeting, or (if longer) until a qualified successor has been duly elected.

Name	Age	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
Kevin P. Costello	60	Mr. Costello, Executive Vice President, has been Director of Institutional Investing of Boston Capital Corporation since 1992 and serves on the firm's Executive Committee. He is responsible for all corporate investment activity and has spent over 30 years in the real estate syndication and investment business. Mr. Costello's prior responsibilities at Boston Capital Corporation have involved the management of the Acquisitions Department and the structuring and distribution of conventional and tax credit private placements. Prior to joining Boston Capital Corporation in 1987, he held positions with First Winthrop, Reynolds Securities and Bache & Company. Mr. Costello graduated from Stonehill College and received his MBA with honors from Rutgers' Graduate School of Business Administration.

Richard J. DeAgazio	62	Mr. DeAgazio, Executive Vice-President, has been Executive Vice President of Boston Capital Corporation, and President of Boston Capital Securities, Inc., Boston Capital's NASD-registered broker/dealer since 1981. Mr. DeAgazio formerly served on the National Board of Governors of the NASD. He recently served as a member of the National Adjudicatory Council of the NASD. He was the Vice Chairman of the NASD's District 11 Committee, and served as Chairman of the NASD's Statutory Disqualification Subcommittee of the National Business Conduct Committee. He also served on the NASD State Liaison Committee, the Direct Participation Program Committee and as Chairman of the Nominating Committee. He is a founder and past President of the National Real Estate Investment Association. He is past President of the National Real Estate Securities and Syndication Institute and past President of the Real Estate Securities and Syndication Institute (Massachusetts Chapter). Prior to joining Boston Capital in 1981, Mr. DeAgazio was the Senior Vice President and Director of the Brokerage Division of Dresner Securities (USA), Inc., an international investment banking firm owned by four major European banks, and was a Vice President of Burgess & Leith/Advest. He has been a member of the Boston Stock Exchange since 1967. He was on the Board of Directors of Cognistar Corporation. He serves or served on the Board of Trustees of Bunker Hill Community College, the Business Leaders Council of the Boston Symphony, the Board of Trustees of Junior Achievement of Massachusetts, the Board of Advisors for the Ron Burton Kid's Training Village and the Board of Advisors for the Tara Bean Foundation. He graduated from Northeastern University and is on the Board of Corporators of the University.

Name	Age	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
Marc N. Teal	43	Mr. Teal, Senior Vice-President, Chief Financial officer, Treasurer and Secretary, has been Senior Vice President and Chief Financial Officer of Boston Capital Corporation since May 2003. Mr. Teal previously served as Senior Vice President and Director of Accounting and prior to that served as Vice President of Partnership Accounting. In his current role as Chief Financial Officer, he oversees all of the accounting, financial reporting, SEC reporting, budgeting, audit, tax and compliance for Boston Capital, its affiliated entities and all Boston Capital-sponsored programs. Additionally, Mr. Teal is responsible for maintaining all banking and borrowing relationships of Boston Capital Corporation and treasury management of all working capital reserves. He also oversees Boston Capital's information and technology areas, including the strategic planning. Mr. Teal has more than 19 years of finance and accounting experience. Prior to joining Boston Capital in 1990, Mr. Teal was a Senior Accountant for Cabot, Cabot & Forbes, a multifaceted real estate company, and prior to that was a Senior Accountant for Liberty Real Estate Corp. He received a Bachelor of Science in Accountancy from Bentley College and received a Masters in Finance from Suffolk University.

Mark W. Dunne	51	Mr. Dunne is Senior Vice President and Director of Market Rate Housing for Boston Capital Corporation. Capitalizing on his over 20 years in real estate and finance, Mr. Dunne oversees market rate housing initiatives for Boston Capital. Working with the Originations and Acquisitions teams, Mr. Dunne and his staff identify experienced development partners with a solid track record in multifamily development seeking to acquire and construct low-rise to mid-rise properties with 150 to 500 units and identify apartment properties with 150 to over 400 units meeting established investment parameters for direct investment. Prior to joining Boston Capital in 2002, Mr. Dunne served from 1989 to 2002 as President of River Partners, Inc. a real estate services company in Boston, Massachusetts. In this capacity, he was engaged by PaineWebber Properties from 1991 to 2002 and served as Head of Portfolio Management and Dispositions from 1996 to 2002. In addition, Mr. Dunne served from 1998 to 2002 as Director of Asset Management for real estate equity investments for PaineWebber, Inc. Previously, he held positions in real estate development and commercial lending. He holds an AB from Syracuse University and an MS from MIT.

Eileen P. O'Rourke	51	Ms. O'Rourke, age 51, is Senior Vice President and Director of Taxation and Housing Compliance for Boston Capital Corporation. Ms. O'Rourke has over 20 years experience in taxation and accounting. Ms. O'Rourke served as the Director of Asset Management for Boston Capital Corporation from 1997 to 2002. Prior to joining Boston Capital in 1995, she was the Tax Manager at First Data Investor Services Group, Inc., where she directed the tax compliance of real estate public partnerships and the issuance of 200,000 investors' K-1s annually. Before that she held positions as a Senior Tax Accountant with Culp, Elliott and Carpenter, P.C., and as a Senior Auditor with the Internal Revenue Service. She served as the 2004 Chair of the Housing Credit Certified Professional Board of Governors and is a member of the American Institute of Certified Public Accountants, the Massachusetts and North Carolina Societies of Certified Public Accountants, as well as New England Women in Real Estate. Ms. O'Rourke graduated with honors from Russell Sage College and is licensed as a Certified Public Accountant.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

We did not pay compensation to our executive officers in connection with their service as such or to the executive officers of our affiliated entities during 2006. See "Compensation Discussion and Analysis" below for further discussion of compensation paid to our executive officers.

Each independent director will receive an annual retainer of $50,000, as well as $1,000 for each meeting attended in person ($375 for each telephonic meeting in which the director participates), including committee meetings, except for a committee meeting attended in person held in connection with a Board meeting attended in person, for which the director will receive $500. Our executive officers who are also our directors do not receive director fees. The chairman of our Audit Committee receives an additional annual retainer of $10,000. In addition, the independent directors receive automatically, upon initial election to our Board, an option to purchase 5,000 shares of our common stock, and, annually each year after their initial election an option to purchase 5,000 shares of our common stock. The option exercise price is the fair market value of our common stock on the date prior to the date of initial election or prior to the date of our annual meeting, as applicable. We will not pay any compensation to our officers and directors who also serve as officers of our Advisor. In connection with their re-election to our Board, Messrs. Cottone, Phelan and Iacuzio were each granted options to purchase 5,000 shares at $10.00 per share on May 17, 2006 pursuant to our Independent Director Stock Option Plan. The options are subject to vesting at a rate of twenty percent on the date of grant and an additional twenty percent on each anniversary following the date of grant for a period of four years until 100% of the options become exercisable. The options have not been exercised as of the date hereof. Please see "Independent Director Stock Option Plan" below for a description of the plan.

During 2006 we paid fees to each of the directors for their participation in various meetings in 2006 based on the following fee schedule:

	Mr. Cottone	Mr. Iacuzio	Mr. Phelan
Board	$5,000	$5,000	$5,000
Audit Committee	3,000	3,000	3,000
Compensation Committee	1,500	—	1,500
Nominating & Corporate Governance Committee	1,500	1,500	1,500
Real Estate Committee	—	—	—

The following table sets forth a summary of the total compensation we paid to our non-employee directors in 2006:

Name	Fees earned (1)		Stock awards ($)	Option awards ($) (2)	All other compensation ($) (3)	Total ($)
Phillip S. Cottone	$61,000	(4)	—	0	—	$61,000
Kevin C. Phelan	61,000	(4)	—	0	—	$61,000
Nicholas L. Iacuzio	69,500	(4)	—	0	—	$69,500

(1)  Represents retainers and fees earned and paid in 2006 pursuant to the fee schedule discussed above.

(2)  Represents expense recognized for financial statement reporting purposes in fiscal 2006 in accordance with FAS No. 123R for options to purchase our common stock granted in 2006 to each of Messrs. Cottone, Phelan and Iacuzio. On May 17, 2006, we awarded each of Messrs. Cottone, Phelan and Iacuzio a stock option award pursuant to our Independent Director Stock Option Plan, to purchase 5,000 shares of our common stock at an exercise price of $10.00 per share, each of which will vest at a rate of twenty percent on the date of grants and an additional twenty percent on each anniversary following the date of grant for a period of four years until 100% of the options become exercisable. The grant date fair value of each of these awards, calculated in accordance with FAS 123R was $0. As of March 1, 2007, each of Messrs. Cottone, Phelan and Iacuzio held 15,000, 10,000 and 10,000 outstanding options, respectively, of which 6,000, 3,000 and 3,000 were exercisable, respectively.

(3)  Excludes reimbursements for out-of-pocket expenses incurred in attending meetings of our Board of Directors.

(4)  In addition, during calendar year 2006, Messrs. Cottone, Phelan and Iacuzio were also paid an additional $50,000, $32,192 and $32,192 respectively with regard to compensation accrued for their service as directors of the Company in the year ended December 31, 2005.

Independent Director Stock Option Plan

We have adopted the Boston Capital Real Estate Investment Trust, Inc. Independent Director Stock Option Plan. The incentive plan is designed to foster and promote the long-term financial success of the Company by attracting and retaining outstanding non-employee directors by enabling such persons to participate in the plan. Only independent directors of the Company are eligible to receive options under the plan. For purposes of the plan, "independent directors" are directors who are "Non-Employee Directors" as such term is defined in Rule l6b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any similar rule which may subsequently be in effect. The Independent Director Stock Option Plan is administered by our Compensation Committee. The maximum number of shares available for issuance under the plan is 200,000 shares of common stock. Effective on the date on which an independent director becomes a member of our Board of Directors, each independent director will automatically be awarded an initial stock option under the plan to purchase 5,000 shares of common stock. Additionally, on the date of each annual meeting of stockholders of the Company, each independent director then in office will automatically be awarded a subsequent stock option to purchase 5,000 shares of common stock. The purchase exercise price of the options granted under the plan during the term of the Company's initial public offering will be $10.00 per share, and thereafter the exercise price under each initial option or subsequent option granted shall be the fair market value of a share on the last business day preceding the date on which the independent director becomes a member of our Board of Directors, in the case of an initial option, or the last business day preceding the date of any annual meeting, in the case of a subsequent option. A copy of the Independent Director Stock Option Plan has been filed with the SEC as an exhibit to the Company's Registration Statement on Form S-11 on January 24, 2005 and can be obtained on the SEC's website at www.sec.gov.

Equity Compensation Plan Information

The following table sets forth information about our common stock that may be issued upon the exercise of options under both our Independent Director Stock Option Plan and our 2004 Equity Incentive Plan as of December 31, 2006:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	35,000*	$10.00	4,165,000**
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	35,000*	$10.00	4,165,000**

*  Represents stock options granted under our Independent Director Stock Option Plan. No awards have been granted to date under our 2004 Equity Incentive Plan.

**  Total of all shares of our common stock authorized for issuance pursuant to options not yet granted under our Independent Director Stock Option Plan and 2004 Equity Incentive Plan.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock before and after this offering as of March 1, 2007. The principal address of each person and entity named below is c/o Boston Capital Real Estate Investment Trust, c/o Boston Capital Corporation, One Boston Place, Suite 2100, Boston, MA 02108-4406.

Name of Beneficial Owner**	Number of Shares Owned Prior to Our Public Offering (1)	Percent of All Shares Prior to Our Public Offering	Number of Shares Owned After Our Public Offering (1)	Percent of All Shares After Our Public Offering (2)
Boston Capital Companion Limited Partnership	20,000	97%	20,000	*
John P. Manning	—	—	—	*
Jeffrey H. Goldstein	—	—	—	*
Kevin P. Costello	—	—	—	*
Richard J. DeAgazio	—	—	1,086
Marc N. Teal	—	—	—	*
Mark W. Dunne	—	—	—	*
Eileen P. O'Rourke	—	—	—	*
Philip S. Cottone (3)	2,000	*	6,000	*
Kevin C. Phelan (4)	1,000	*	5,714	*
Nicholas L. Iacuzio (5)	1,000	*	3,000	*
Directors and Executive Officers as a group (10 persons) (6)	4,000	*	15,800	*

*  Less than 1%

**  John P. Manning, our Chairman and Chief Executive Officer, owns the sole general partner interest of and a controlling limited partner interest in Boston Capital Companion Limited Partnership. Jeffrey H. Goldstein, Kevin P. Costello and Richard J. DeAgazio also own limited partner interests in Boston Capital Companion Limited Partnership.

(1)  In accordance with 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of, those shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic interest in shares set opposite their names. In addition, shares are deemed to be beneficially owned by a person if that person has the right to acquire shares, for example, upon exercise of an option or warrant, within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by that person, and only by that person, by reason of that acquisition right. As a result, the percentage of outstanding shares of any person as shown on the preceding table does not necessarily reflect the person's actual voting power at any particular date.

(2)  Assumes 100,000,000 shares are sold in our public offering which does not include the 5,000,000 shares offered pursuant to our distribution reinvestment plan.

(3)  The number of shares owned after our public offering includes the 6,000 shares of common stock issuable to Mr. Cottone upon the exercise of stock options. The number of shares owned prior to our public offering includes 2,000 shares of common stock issuable to Mr. Cottone upon the exercise of stock options vested as of the commencement of the offering.

(4)  The number of shares owned after our public offering includes 3,000 shares of common stock issuable to Mr. Phelan upon the exercise of stock options. The number of shares owned prior to our public offering includes 1,000 shares of common stock issuable to Mr. Phelan upon the exercise of stock options vested as of the commencement of our public offering.

(5)  The number of shares owned after our public offering includes 3,000 shares of common stock issuable to Mr. Iacuzio upon the exercise of stock options. The number of shares owned prior to our public offering includes 1,000 shares of common stock issuable to Mr. Iacuzio upon the exercise of stock options vested as of the commencement of our public offering.

(6)  Includes 12,000 shares of common stock issuable to our directors upon exercise of stock options and excludes stock options that will remain unvested as of 60 days from March 1, 2007. Assuming 100,000,000 shares are sold in our public offering and such director exercises his options, each such director will own less than 1% of the outstanding number of shares at the initial closing of the offering. As of March 1, 2007, we had granted 35,000 stock options, all which were granted to our independent directors.

Section 16(a) Beneficial Ownership Reporting Compliance

During 2006, we did not have a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934. Consequently, directors, executive officers and certain beneficial owners of our equity securities were not subject to the requirements of Section 16(a) of the Securities Exchange Act of 1934.

COMPENSATION DISCUSSION AND ANALYSIS

We did not pay compensation to our executive officers in connection with their service as such or to the executive officers of our affiliated entities during 2006. We have no employees of our own. Our day-to-day management functions are performed by our Advisor and its affiliates. Some of our executive officers are employees of our Advisor and its affiliates and receive compensation from our Advisor or its affiliates in part for their services as our directors and officers. See "Certain Relationships and Related Transactions" below for a discussion of fees and expenses payable to our Advisor and its affiliates.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management. Based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in our Proxy Statement for our 2007 Annual Meeting of Shareholders for filing with the SEC.

Compensation Committee

Kevin C. Phelan, Chairman
Philip S. Cottone
John P. Manning

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our articles of incorporation contains our written policy regarding transactions between us and our Advisor and directors and their affiliates. We intend to apply these same policies to all related party transactions.

We have an agreement with our Advisor, to originate and present investment opportunities to our Board of Directors and to provide administrative services to us. Our Advisor is wholly owned by Boston Capital Holdings Limited Partnership. John P. Manning, our Chairman and Chief Executive Officer, is the general partner of and owns a limited partnership interest in Boston Capital Holdings Limited Partnership. Each of our executive officers is also an officer of our Advisor.

For managing our affairs, our Advisor or its affiliates is compensated with a monthly asset management fee equal to 1/12th of .75% of the amount invested in communities (including the original principal amount of any mortgage indebtedness). Our Advisor has waived its right to all asset management fees from the time of inception though December 31, 2004. In the year ended December 31, 2006 we paid our adviser asset management fees in the amount of $2,829,000 representing fees for the years ended December 31, 2005 and 2006. As of December 31, 2006 the accrued and unpaid asset management fees due to our Advisor are $0.

We have agreed to pay our Advisor an acquisition fee up to 2.70% of gross offering proceeds for the review and evaluation of real property acquisitions. The purchase price for our interests in our apartment communities included prepaid acquisition fees in the aggregate amount of $1,444,844 which were prepaid to an affiliate, Boston Capital Holdings Limited Partnership, and have been deducted from the acquisition fees we are obligated to pay our Advisor in connection with the acquisition of our existing communities. No additional acquisition fees were paid to our Advisor, or any other affiliate, from the time of the purchase of our interests in our apartment communities until December 2006. From December 7, 2006 (when we repaid our former line of credit) through December 31, 2006, we paid an additional $335,387 in acquisition fees based on gross offering proceeds. As of December 31, 2006, the accrued portion of the unpaid acquisitions fees to our Advisor was $169,158. We have paid an additional $76,830 as of

March 1, 2007. The remaining acquisition fees due to our Advisor based on the acquisition prices of our initial ten properties (as of March 1, 2007 totaling $154,275) and our Plano community (as of March 1, 2007 totaling approximately $173,000) will be paid as gross offering proceeds are raised so that the total amount of acquisition fees paid to our Advisor will not exceed 2.70% or gross offering proceeds raised during that period.

We have agreed to reimburse our Advisor for acquisition expenses up to 0.5% of gross offering proceeds for the review and evaluation of real property acquisitions. The purchase price for our interests in each community included prepaid acquisition expense reimbursements in the aggregate amount of $189,009. These expense reimbursements were prepaid to an affiliate, Boston Capital Holdings Limited Partnership and were deducted from the 0.5% acquisition expense reimbursement we have agreed to pay our Advisor with respect to each of the communities. No additional acquisition fees were paid to our Advisor, or any other affiliate, from the time of the purchase of our interests in our apartment communities until December 2006. From December 7, 2006 (when we repaid our former line of credit) through December 31, 2006, we paid an additional $78,432 in acquisition expenses based on gross offering proceeds raised during that period. As of December 31, 2006, the accrued portion of the unpaid acquisitions fees to our Advisor was $12,432. We have paid an additional $34,936 as of March 1, 2007. The remaining acquisition expenses due to our Advisor based on the acquisition prices of our initial ten properties (as of March 1, 2007 totaling $70,103) will be paid as gross offering proceeds are raised so that the total amount of acquisition expenses paid to our Advisor will not exceed 0.5% of gross offering proceeds raised during that period.

We had a $60,000,000 line of credit with BCP Funding, LLC, a related party. As of December 31, 2004, 2005 and 2006, we paid interest to our affiliate lender on this line of credit in the amounts of $6,514,834, $5,336,599 and $5,518,241 respectively. We made no principal payments prior to the repayment of this line of credit in December 2006. As of December 7, 2006, the outstanding balance on this loan, including all accrued interest at December 31, 2005 and through December 7, 2006 was repaid in the total amount of $62,114,906. We also paid BCP Funding, LLC a fee of $100,000 in connection with our agreement with BCP Funding, LLC to extend the maturity date of the line of credit from January 1, 2006 to January 1, 2007.

During the twelve months ended December 31, 2004, an affiliate of ours earned portfolio management fees of $407,912 in connection with management of the Seattle, Portland and Jacksonville portfolios. The fee is based on .25% of total development costs, defined as total equity investment and the amount of the original mortgage payable for each portfolio. The affiliate has agreed to waive all future portfolio management fees retroactive to January 1, 2005. As of December 31, 2006, $530,623 of prior year fees remained payable and was included in "Due to Related Party" on our consolidated balance sheets.

Boston Capital Securities, Inc., an affiliate of our Advisor and our Company serves as our Dealer-Manager. Boston Capital Holdings Limited Partnership and Richard J. DeAgazio, our Executive Vice President, are the stockholders of the Dealer-Manager. Mr. DeAgazio is the President, Marc N. Teal is the Executive Vice President, Treasurer and Clerk, and Mr. DeAgazio and John P. Manning are the directors of our Dealer-Manager. Mr. Manning is also the owner, President and Chief Executive Officer of the general partner of Boston Capital Holdings Limited Partnership.

We have agreed to pay our Dealer-Manager as compensation selling commissions of 7.0% of the public offering price of the shares sold in our public offering ($0.70 per share) and a Dealer-Manager fee of 2.0% of the public offering price of the shares sold ($0.20 per share on the 100,000,000 primary shares being offered and the 5,000,000 shares offered pursuant to our distribution reinvestment plan) as compensation for acting as our Dealer-Manager and/or expenses incurred in connection with coordinating sales efforts, training of personnel and generally performing "wholesaling" functions. For the year ended December 31, 2006, we paid our Dealer-Manager approximately $2,536,857 in selling commissions and $725,447 in Dealer-Manager fees. As of December 31, 2006, the accrued and unpaid selling commissions and Dealer-Manager fees were $0 and $6,874, respectively. No commissions or fees were earned or paid in prior periods.

As of December 31, 2006 and 2005, an affiliate of ours paid or advanced funds to pay $4,628,178 and $2,775,737, respectively, for various costs associated with our operation.

AUDIT COMMITTEE REPORT

To the Directors of Boston Capital Real Estate Investment Trust, Inc.:

We have reviewed and discussed with management and the independent registered public accounting firm the Company's audited financial statements as of, and for, the year ended December 31, 2006.

We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, promulgated by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and have discussed with the independent registered public accounting firm its independence. We have also considered whether the independent registered public accounting firm's provision of non-audit services to Boston Capital Real Estate Investment Trust, Inc. and its affiliates is compatible with the independent registered public accounting firm's independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in Boston Capital Real Estate Investment Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2006.

Audit Committee

Nicholas L. Iacuzio, Chairman
Philip S. Cottone
Kevin C. Phelan

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP, our independent registered public accounting firm, audited our financial statements for the years ended December 31, 2006 and 2005 and reports directly to our Audit Committee.

Fees

Aggregate fees billed to Boston Capital Real Estate Investment Trust, Inc. for the fiscal years ended December 31, 2006 and 2005 by Ernst & Young LLP are as follows:

Audit Fees:  $484,553 for 2006 and $284,954 for 2005.

Audit-Related Fees:  $7,960 for 2006 and $0 for 2005. These fees primarily relate to internal control attestation consultations, accounting consultations and other attestation services.

Tax Fees:  $76,545 for 2006 and $39,636 for 2005.

Total Fees:  $569,058 for 2006 and $324,590 for 2005.

Pre-approval Policies and Procedures

Our Audit Committee has adopted a pre-approval policy requiring the Audit Committee to pre-approve all audit and permissible non-audit services to be performed by Ernst & Young LLP. In determining whether or not to pre-approve services, the Audit Committee will consider whether the service is a permissible service under the rules and regulations promulgated by the SEC, and, if permissible, the potential effect of such services on the independence of Ernst & Young LLP. All services performed for us in 2006 were pre-approved or ratified by our Audit Committee. Ernst & Young LLP acted as our independent registered public accounting firm to audit our books and records for the year ended December 31, 2006, and the Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for 2007.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2007. Although not currently required by law or our governance documents, we believe ratification of this appointment is good corporate practice because the audit of our books and records is a matter of importance to our shareholders. If our shareholders do not ratify the appointment, our Audit Committee will reconsider the appointment of Ernst & Young LLP but still may elect to retain its services. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time if it determines that such a change would be in our best interest and the best interest of our shareholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they choose to do so, and will be available to respond to appropriate questions from our shareholders.

The ratification of the appointment of our independent registered public accounting firm requires the approval of a majority of votes cast at the Annual Meeting and entitled to vote thereon. Any shares not voted, whether by abstention, broker non-vote, or otherwise, have no impact on the vote.

The Audit Committee of our Board of Directors unanimously recommends a vote "FOR" ratification of the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the 2007 fiscal year.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2007 ANNUAL MEETING

Our Board of Directors does not intend to present for action at the 2007 Annual Meeting any matter other than those specifically set forth in the Notice of 2007 Annual Meeting of Shareholders. If any other matter is properly presented for action at the Annual Meeting, it is the intention of the persons named on the accompanying form of proxy to vote your shares in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS

Shareholder Proposals in the Proxy Statement. Rule 14a-8 under the Exchange Act addresses when a company must include a shareholder's proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under Rule 14a-8, in order for a shareholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2008 Annual Meeting of Shareholders, the proposal must be received at our principal executive offices no later than December 21, 2007.

Shareholder Proposals and Nominations for Directors to Be Presented at Meetings. For any proposal that is not submitted for inclusion in our proxy material for the 2008 Annual Meeting of Shareholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedure set forth in our bylaws. Under our bylaws, for a shareholder proposal to be properly submitted for presentation at our 2008 Annual Meeting or Shareholders, our Secretary must receive written notice of the proposal at our principal executive offices during the period beginning on February 29, 2008 and ending on March 30, 2008 and such notice must contain information specified in our bylaws, including:

•  the name and address of the proposing shareholder (and any beneficial owner on whose behalf the proposal is being made) as they appear on our books;

•  the number of shares of each class of Company stock owned beneficially and of record by the proposing shareholder (and the beneficial owner, if any);

•  as to each director nominee,

•  the name and age of the nominee;

•  the number of shares of each class of Company stock beneficially owned by the nominee;

•  all other information relating to the nominee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) including such nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•  as to any other business that the shareholder proposes to bring before the meeting,

•  a brief description of the business to be brought before the meeting;

•  the reasons for conducting such business at the meeting; and

•  any material interest in such business that the proposing shareholder (and the beneficial owner, if any) may have.

All nominations must also comply with our articles of incorporation. All proposals should be sent via registered, certified or express mail to our Secretary at the our principal executive offices: Boston Capital Real Estate Investment Trust, Inc., One Boston Place, Suite 2100 Boston, MA 02108, Attention: Secretary.

You may obtain a copy of our articles of incorporation and our bylaws, in which these procedures are set forth, upon written request to our Secretary at the address above.

OTHER MATTERS

Our management knows of no matters which may properly be, and are likely to be, brought before the Annual Meeting other than the matters discussed in this proxy statement. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

Form 10-K Report

We will provide each beneficial owner of our common stock with a copy of our annual report on Form 10-K, including the financial statements and schedules to such report, required to be filed with the SEC for our most recent fiscal year, without charge, upon receipt of a written request from such person. Such request should be sent to Boston Capital Real Estate Investment Trust, Inc., One Boston Place, Suite 2100 Boston, MA 02108, Attn: Boston Capital REIT Investor Services.

By Order of the Board of Directors,

Marc N. Teal
Secretary
Boston, Massachusetts
April 19, 2007

Appendix A

Audit Committee Charter (THIS "CHARTER")

(Last revised February 1, 2006)

I.  General Statement of Purpose

The purposes of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Boston Capital Real Estate Investment Trust, Inc. (the "Company") are to:

•  oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements;

•  take appropriate action to oversee the qualifications, independence and performance of the Company's independent auditors; and

•  prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

II.  Composition

The Committee shall consist of at least three (3) members of the Board, each of whom shall (1) satisfy the independence requirements established by the New York Stock Exchange Listed Company Manual for listing on the exchange, (2) meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subject to the exemptions provided in Rule 10A-3(c) under the Exchange Act; and (3) not have participated in the preparation of the financial statements of the Company or a current subsidiary of the Company at any time during the past three years.

Each member of the Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. One or more members of the Committee may qualify as an "audit committee financial expert" under the rules promulgated by the SEC

III.  General

The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor or any other professional retained by the Company to render advice to the Company to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

In performing its oversight function, the Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the independent auditor and such experts, advisors and professionals as may be consulted with by the Committee.

The Committee is authorized to incur such ordinary administrative expenses as are necessary or appropriate in carrying out its duties.

IV.  Meetings

The Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. A majority of the members of the Committee shall constitute a quorum for purposes of holding a meeting and the Committee may act by a vote of a majority of the members present at such meeting. In lieu of a meeting, the Committee may act by unanimous written consent.

V.  Compensation

A member of the Committee may not, other than in his or her capacity as a member of the Committee, the Board or any other committee established by the Board, receive directly or indirectly from the Company any consulting, advisory or other compensatory fee from the Company.

VI.  Responsibilities and Authority

The Committee shall:

A.  Review of Charter and Performance Evaluation of the Committee

1.  Review and reassess the adequacy of this Charter annually and report to the Board any proposed changes to the Charter that the Committee deems appropriate.

2.  Evaluate its own performance annually and report the results of such evaluation to the Board.

B.  Matters Relating to the Selection, Performance and Independence of Independent Auditor

1.  Be directly responsible for the selection, appointment, retention and termination, and for determining the compensation, of the Company's independent auditor, which auditor shall directly report, and is ultimately accountable, to the Committee as a committee of the Board, and to pre-approve all services provided by such independent auditor.

2.  Be directly responsible for the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

3.  The Committee shall pre-approve all audit and non-audit services provided to the Company by independent auditors (subject to the "de minimus" exception for non-audit services provided for by Section 10A(i)(1)(B) of the Exchange Act and the rules promulgated thereunder, which are approved by the Committee prior to the completion of the audit). The Committee shall not engage independent auditors to perform the specific non-audit services prohibited by law or regulation.

4.  Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

5.  Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor. Ensure the rotation of the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, every five years and other audit partners every seven years and consider whether there should be regular rotation of the independent auditor itself. Recommend to the Board guidelines for the Company's hiring of employees of the independent auditor who were engaged on the Company's account. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

C.  Audited Financial Statements, Annual Audit and Unaudited Quarterly Reports

1.  Meet with the independent auditor and members of management who are responsible for preparing the Company's financial statements prior to the quarterly and year-end audits to review the planning and staffing of the audits.

2.  Review with the independent auditor and resolve any problems or difficulties the auditor may have encountered in the course of its work and any management letter provided by the auditor and the Company's response to that letter. Such review should include: (a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management of the Company; and (b) any changes required in the planned scope of the internal audit, if any.

3.  Oversee the preparation of and review the annual audited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" with management of the Company and the independent auditor, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

4.  If brought to the attention of the Committee, discuss with the CEO and CFO: (i) all significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize or report financial information required to be disclosed by the Company in the reports it files or submits under the Exchange Act, within the time periods specified in the SEC's rules and forms; and (ii) any fraud that involves management or other employees of the Company or the Company's advisor, Boston Capital REIT Advisors, LLC or its successor.

5.  Review an analysis prepared by the Company's independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including a description of any transactions as to which management of the Company obtained Statements on Auditing Standards No. 50 letters.

6.  Oversee and review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management of the Company.

7.  Review and approve the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

8.  Oversee the preparation of and review the Company's quarterly financial results prior to the filing of the Company's Form l0-Q.

D.  Internal Auditors

1.  Review the appointment and replacement of the senior internal auditing director, if any, and the responsibilities, budget and staffing of the internal audit department, if any.

2.  Review the significant reports to management of the Company prepared by the internal auditing department, if any, and management's responses.

E.  Legal and Regulatory Compliance

1.  Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Statement of Ethics and Conduct. Review the process of communicating the Company's Statement of Ethics and Conduct to Company personnel, and for monitoring compliance therewith.

2.  Review with the Company's legal counsel, or other advisors to the Committee, the Board or the Company, legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

F.  Earnings Press Release

1.  Discuss the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies, including, in general, the types of information to be disclosed and the types of presentation to be made (paying particular attention to the use of "pro forma" or "adjusted" non-GAAP information). This review may be general and does not have to be discussed in advance of the issuance of an earnings press release.

G.  Procedures for Addressing Complaints and Concerns

1.  Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Such procedures may be contained in the Company's Business Code of Conduct.

2.  Review and reassess the adequacy of these procedures periodically and adopt any changes to such procedures that the Committee deems necessary or appropriate.

H.  Risk Assessment and Management

1.  Discuss with management the Company's major policies with respect to risk assessment and risk management.

The Committee may delegate, pursuant to policies and procedures established by the Committee in accordance with applicable law and SEC regulations, authority to a member or members of the Committee, including the authority to pre-approve permitted non-audit services, provided that any decisions taken pursuant to such delegated authority are presented to the full Committee at its next scheduled meeting following such decisions. While the Committee has the oversight and other responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management of the Company and the independent auditor.

Appendix B

Director Independence Standards

An "independent director" is defined under our articles of incorporation as an individual who is not, and within the last two years has not been, directly or indirectly associated with our Advisor or its affiliates by virtue of:

•  ownership of an interest in our Advisor or its affiliates;

•  employment by (or service as an officer or director of) our Advisor or its affiliates;

•  performance of services for us, other than as a director;

•  service as a director or trustee of more than three real estate investment trusts advised by our Advisor; or

•  maintenance of a material business or professional relationship with our Advisor or any of its affiliates.

A business or professional relationship is considered material if the gross revenue derived by the director from our Advisor, and of the affiliates of our Advisor, or us, exceeds five percent of either the director's annual gross revenue during either of the last two years or the director's net worth on a fair market value basis.

An independent director cannot be associated, either directly or indirectly, with us, Boston Capital Holdings or our Advisor. An indirect relationship includes circumstances in which a director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law, is or has been associated with us, our Advisor, or any affiliate of our Advisor.

Under the NYSE rules, a director will not be independent if:

•  the director is employed by us, or within the last three years, the director was employed by us;

•  within the last three years, an immediate family member of the director was employed by us as an executive officer;

•  the director, or an immediate family member of the director, received more than $100,000 in direct compensation from us , during any 12-month period within the last three years, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•  the director or an immediate family member is a current or former partner of a firm that is our internal or external auditor; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or the director or an immediate family member, within the last three years, was a partner or employee of such a firm and personally worked on our audit within that time;

•  the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any or our present executive officers at the same time serves or served on that company's compensation committee;

•  the director is a current employee, or an immediate family member is a current executive officer, of a company that makes payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of such other company's consolidated gross revenues.

Under the NASAA Guidelines, a director is not independent if, among other things:

•  the director owns an interest in Boston Capital Corporation, our Advisor, or any of their affiliates;

•  the director has any material or professional relationship with Boston Capital Corporation, our Advisor or any of their affiliates (a business or professional relationship shall be deemed material per se if the gross revenue derived by the director from Boston Capital Corporation, our Advisor or their affiliates exceeds 5% of the director's annual gross revenue, derived from all sources, during either of the last two years, or the director's net worth, on a fair market value basis; or

•  the director is employed by Boston Capital Corporation, our Advisor, or any of their affiliates.

REIT PROXY

Boston Capital Real Estate Investment Trust, Inc. Proxy c/o ACS Securities Services, Inc., Transfer Agent for Boston Capital, 3988 N. Central Expressway, Bldg 5, 6th Floor, Dallas, TX 75204

Proxy Solicited on Behalf of the Board of Directors.

The undersigned, revoking any proxy heretofore given for the Meeting of the Shareholders described below, hereby appoints John P. Manning, Jeffrey H. Goldstein and Marc N. Teal, and each of them, proxies, with full powers of substitution, to represent the undersigned at the 2007 Annual Meeting of Shareholders of Boston Capital Real Estate Investment Trust, Inc., to be held at 3:00 p.m., local time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA 02109, on May 29, 2007, and at any adjournment or postponement thereof, and to vote all shares that the undersigned would be entitled to vote if personally present as follows:

This proxy is solicited on behalf of the Board of Directors. The shares represented by this proxy will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED “FOR” APPROVAL OF PROPOSALS 1 AND 2, AND IN ACCORDANCE WITH THE PROXIES’ DISCRETION, ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE 2007 ANNUAL MEETING OF SHAREHOLDERS. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid 2007 Annual Meeting of Shareholders.

☒ Please mark votes as in example.

PROPOSAL 1. Election of Directors.			PROPOSAL 2. Ratification of the appointment of Ernst & Young
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.			LLP as independent registered public accounting firm for 2007. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION.

Philip S. Cottone Kevin C. Phelan Nicholas L. Iacuzio John P. Manning Jeffrey H. Goldstein	FOR all nominees listed at left (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees as listed at left ☐	FOR ☐	ABSTAIN ☐	AGAINST ☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE
(INSTRUCTION: To withhold authority to vote for any individual nominee,			MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
write the nominee’s name in the space provided below.)			☐ Mark here if your address has changed, and make changes to address below.
☐ Mark here if you plan to attend the 2007 Annual Meeting.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT IN THE ENCLOSED, SELF ADDRESSED, POSTAGE PREPAID ENVELOPE PRIOR TO THE EXPIRATION DATE ACCORDING TO THE VOTING INSTRUCTIONS. PLEASE REMEMBER TO SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE.

Investor ID #:

PIN #:

Sign exactly as your name appears hereon. (If shares are held by joint tenants, both should sign. If signing as Attorney, Executor, Administrator, Trustee or Guardian, Corporation, Partnership, please give your title as such. If the signer is a corporation, please sign in the full corporate name by duly authorized officer and include corporate resolution or other documentation verifying authority to sign.)

Date:	, 2007

Signature(s)		Signature(s)

PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT IN THE ENCLOSED, SELF ADDRESSED, POSTAGE PREPAID ENVELOPE PRIOR TO THE EXPIRATION DATE ACCORDING TO THE VOTING INSTRUCTIONS.

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your Proxy Card in the envelope provided as soon as possible.

- OR -

FACSIMILE – Date, sign and fax your Proxy Card to 214-887-7411.

- OR -

TELEPHONE - This method is available for residents of U.S. and Canada. On a touch tone telephone, call TOLL FREE (877) 457-4260, 24 hours a day, 7 days a week. You will be prompted to provide your unique PIN Number beginning with a 2 printed to the right of your name shown on reverse and the last 4 digits of the Primary Investor’s Tax ID. Have your Proxy Card ready, then follow the prerecorded instructions. Available until 7:00 a.m. Eastern Time on Tuesday, May 29, 2007.

- OR -

INTERNET - Visit the Internet website at http://www.acssecurities.com/bc/reit/proxy/ Enter the unique PIN Number beginning with a 2 printed to the right of your name shown on reverse and the last 4 digits of the Primary Investor’s Tax ID and follow the instructions on your screen. You will incur only your usual internet charges. Available until 7:00 a.m. Eastern Time on Tuesday, May 29, 2007.

ALL VOTES MUST BE RECEIVED BY 7:00 A.M., EASTERN TIME, ON TUESDAY, MAY 29, 2007.